EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated July 14, 2016, with respect to the financial statement of Nuveen Unit Investment Trust, Series 146, comprising Nuveen 2016 Mid-Year Equity Outlook Portfolio, contained in Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333-211772) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Chicago, Illinois

July 14, 2016